SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  May 15, 2003

             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identification
                 of                         No.)
            Incorporation)


     45200 Business Court, Dulles, VA                20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:(703)650-6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure.

Atlantic Coast Airlines Holdings, Inc. (ACA) (Nasdaq/NM: ACAI) Chief Financial Officer Richard Surratt will make a presentation to investors and financial analysts during the BB&T Capital Markets Equity Research Conference being held in Leesburg, VA. The ACA presentation is scheduled to take place Tuesday, May 20th, 2003 at approximately 7:55am Eastern.

A live audio-only webcast of the conference will be accessible through the following web address:

http://www.twst.com/econf/mm/bbt4/acai.html

Please allow a few moments to register before the presentation begins. A recording of the ACA presentation will be available at that same address for at least 30 days following the conference.

The slides that will accompany the ACA presentation will be available as a PowerPoint file in the "For Investors" section of the Atlantic Coast corporate website:

www.atlanticcoast.com

On May 14, 2003, Atlantic Coast Airlines issued the following press release attached hereto as Exhibit 99.



Statements  in  this  news  release  and  by  company  executives regarding projections and expectations of future operations, earnings, revenues and costs represent forward-looking statements and information that are based on management's current expectations as of the date of this press release. When used herein, the words "anticipate", "believe", "estimate" and "expect" and similar expressions, as they relate to the Company or its management, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause the actual results of the Company to be materially different from those reflected in such forward-looking statements. Factors that could cause the Company's future results to differ materially from the expectations described here include, among others: the extent to which the Company accepts regional jet deliveries under its agreement with Bombardier, and its ability to delay deliveries or to settle arrangements with Bombardier regarding undelivered aircraft without Bombardier asserting a claim for damages; United's decision to elect either to affirm all of the terms of the Company's United Express Agreement or to reject the agreement in its entirety, the timing of such decision, any efforts by United to negotiate changes prior to making a decision on whether to affirm or reject the contract, the ability and timing of agreeing upon departure rates with United; the Company's ability to collect pre-petition obligations from United or to offset pre-petition obligations due to United; the Company's ability to collect post-petition amounts it believes are due from United for rate adjustments; United's ability to successfully reorganize and emerge from bankruptcy; the continued financial health of Delta Air Lines, Inc.; changes in levels of service agreed to by the Company with its code-share partners due to market conditions; the willingness of finance parties to continue to finance aircraft in light of the United situation and of market conditions generally; the ability of these partners to manage their operations and cash flow, and the ability and willingness of these partners to continue to deploy the Company's aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the Company's 328JET aircraft; whether the Company is able to recover or realize on its claims and preserve its right of offset against Fairchild Dornier in its insolvency proceedings and in the pending litigation with a Fairchild affiliate, and unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war; and risks and uncertainties arising from the events of September 11; the impact of the outbreak of Severe Acute Respiratory Syndrome on travel and from the slow economy which may impact the Company, its code-share partners, and aircraft manufacturers in ways that the Company is not currently able to predict. These and other factors are more fully disclosed under the company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" in ACAI's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. These statements are made as of May 15, 2003 and ACA undertakes no obligation to update any such forward-looking information, whether as a result of new information, future events, changed expectations or otherwise.










                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  May 15, 2003           By:  /S/ David Asai
                              David Asai
                              Vice President and Chief
                              Accounting Officer